As filed with the Securities and Exchange Commission on May 28, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China TransInfo Technology Corp.
(Exact name of registrant as specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	87-0616524 (I.R.S. Employer Identification No.)

07 Floor E-Wing Center No. 113 Zhichunlu, Haidian District Beijing, China (Address of Principal Executive Offices)	100086 (Zip Code)

Stock Option Agreements with Certain Individuals (Full title of the plan)
Shudong Xia 07 Floor E-Wing Center No. 113 Zhichunlu, Haidian District Beijing, China 100086 (86) 10-82671299 (Name, Address and Telephone Number of Agent for Service)	With a copy to: Louis A. Bevilacqua, Esq. Thelen Reid Brown Raysman & Steiner LLP 701 8th Street, N.W. Washington, D.C. 20001 (202) 508-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001	60,000	(2)	$6.50	(3)	$390,000	$15.33
Common stock, $0.001	200,000	(4)	$6.70	(5)	$1,340,000	$52.67
Total	260,000				$1,730,000	$68.00

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Consists of shares of common stock of the registrant to be issued under certain stock option agreements dated May 1, 2008 between the registrant and certain directors of the registrant (the “Director Stock Option Agreements”). The Director Stock Option Agreements qualify as Employee Benefit Plans as defined under Rule 405 of Regulation C.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the option exercise price which pursuant to the Director Stock Option Agreements is $6.50 per share.

(4)
Consists of shares of Common Stock to be issued under certain stock option agreement dated January 7, 2008 between the registrant and an officer of the registrant (the “Officer Stock Option Agreement”). The Officer Stock Option Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the option exercise price which pursuant to the Officer Stock Option Agreement is $6.70 per share.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed by China TransInfo Technology Corp. (the “Company”) with the Securities and Exchange Commission (the “Commission”) , are incorporated in this Registration Statement by reference:

(a) The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the Commission on March 18, 2008;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 13, 2008;

(c) The Company’s Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 2007, filed with the Commission on January 31, 2008;

(d) The Company’s Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2007, filed with the Commission on January 31, 2008;

(e) The Company’s Current Reports on Form 8-K, filed with the Commission on January 11, 2008, January 23, 2008, January 28, 2008 (Form 8-K/A), February 19, 2008, March 18, 2008, March 21, 2008, May 6, 2008 and May 13, 2008; and

(f) The description of the Company’s Common Stock, $0.001 par value, which is contained in the Registration Statement on Form 8-A, filed with the Commission on February 7, 2006, under Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any further amendment or report filed hereafter for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our articles of incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, the Company’s Amended and Restated Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

•
The Company shall indemnify its directors to the fullest extent permitted by the Nevada Revised Statutes and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

•
The Company may at the discretion of the Board of Directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

The Company has entered into separate agreements with certain directors indemnifying them to the fullest extent permitted by the foregoing. The Company has also purchased director and officer liability insurance, as permitted by its Amended and Restated Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

Exhibit	Description

5.1	Opinion of Thelen Reid Brown Raysman & Steiner LLP
10.1
Stock Option Agreement by and between China TransInfo Technology Corp. and Zhihai Mao, dated January 7, 2008 (incorporate by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on January 11, 2008)

10.2
China TransInfo Technology Corp. Stock Option Agreement, dated as of May 1, 2008, by and between China TransInfo Technology Corp. and Jay Trien (incorporate by reference to Exhibit 10.7 to the Company’s current report on Form 8-K filed on May 6, 2008)

10.3
China TransInfo Technology Corp. Stock Option Agreement, dated as of May 1, 2008, by and between China TransInfo Technology Corp. and Zhongsu Chen (incorporate by reference to Exhibit 10.8 to the Company’s current report on Form 8-K filed on May 6, 2008)

23.1	Consent of Simon & Edward, LLP, Certified Public Accountants
23.2	Consent of Thelen Reid Brown Raysman & Steiner LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page to this Registration Statement)

ITEM 9. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beijing, People’s Republic of China, on this 28th day of May, 2008.

CHINA TRANSINFO TECHNOLOGY CORP.

By	/s/ Shudong Xia
Shudong Xia
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Shudong Xia and Zhihai Mao, and each or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement on Form S-8 that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 28, 2008.

SIGNATURE	TITLE

/s/ Shudong Xia Shudong Xia	Chief Executive Officer, President and Chairman (Principal Executive Officer)

/s/ Zhihai Mao Zhihai Mao	Chief Financial Officer (Principal Financial Officer)

/s/ Zhiping Zhang Zhiping Zhang	Vice President of Research and Development

/s/ Zhibin Lai Zhibin Lai	Vice President

/s/ Danxia Huang Danxia Huang	Vice President of Finance, Director

/s/ Jay Trien Jay Trien	Director

/s/ Zhongsu Chen Zhongsu Chen	Director

/s/ Dan Liu Dan Liu	Director

INDEX TO EXHIBITS

Exhibit	Description

5.1	Opinion of Thelen Reid Brown Raysman & Steiner LLP
10.1
Stock Option Agreement by and between China TransInfo Technology Corp. and Zhihai Mao, dated January 7, 2008 (incorporate by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on January 11, 2008)

10.2
China TransInfo Technology Corp. Stock Option Agreement, dated as of May 1, 2008, by and between China TransInfo Technology Corp. and Jay Trien (incorporate by reference to Exhibit 10.7 to the Company’s current report on Form 8-K filed on May 6, 2008)

10.3
China TransInfo Technology Corp. Stock Option Agreement, dated as of May 1, 2008, by and between China TransInfo Technology Corp. and Zhongsu Chen (incorporate by reference to Exhibit 10.8 to the Company’s current report on Form 8-K filed on May 6, 2008)

23.1	Consent of Simon & Edward, LLP, Certified Public Accountants
23.2	Consent of Thelen Reid Brown Raysman & Steiner LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page to this Registration Statement)